Exhibit 10.2

EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT

INCREMENTAL ASSUMPTION AGREEMENT, dated as of May 9, 2012 (this “Agreement”), by and among each person identified on the signature pages hereof as an Incremental Term Lender (each, an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders”), EVERTEC, LLC. (formerly EVERTEC, INC.) (the “Borrower”), and Bank of America, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 30, 2010, as amended by Amendment No. 1 dated as of March 3, 2011, as further amended by Amendment No. 2 dated as of the date hereof (“Amendment No. 2”) (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, Carib Holdings, LLC (formerly Carib Holdings, Inc.), a Puerto Rico corporation (“Holdings”), each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Term Loan Commitments (the “Incremental Term Loan Commitments”); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Incremental Term Lenders shall become Lenders pursuant to one or more Incremental Assumption Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Incremental Term Lender hereby agrees to provide the Incremental Term Loan Commitments set forth on its signature page hereto pursuant to and in accordance with this Agreement and Amendment No. 2. The Incremental Term Loan Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.

Each Incremental Term Lender, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Incremental Term Lender hereby agrees to make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment on the Amendment No. 2 Effective Date in accordance with and subject to the terms and conditions set forth in Amendment No. 2.

Each Incremental Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance on the Administrative Agent, the Arrangers or any other Incremental Term Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Incremental Term Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each Incremental Term Lender shall become a Lender under the Credit Agreement (to the extent not already a Lender) and shall have the respective Incremental Term Loan Commitment set forth on its signature page hereto, subject to the occurrence of, effective as of, the Amendment No. 2 Effective Date.

For each Incremental Term Lender that is not already a Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Term Lender may be required to deliver to the Administrative Agent pursuant to Section 9.04 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Assumption Agreement as of May 9, 2012.

BANK OF AMERICA, N.A.,

By:	/s/ Matthew Curtin
	Name:	Matthew Curtin
	Title:	Director

If a second signature is necessary:

By:
Name:
Title:

Incremental Term Loan Commitment:

$ 170,000.00

EVERTEC, LLC

By:	/s/ Peter L. Harrington
	Name:	Peter L. Harrington
	Title:	President and Chief Executive Officer

Accepted:

BANK OF AMERICA, N.A. as Administrative Agent

By:	/s/ Matthew Curtin
	Name:	Matthew Curtin
	Title:	Director